UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 23, 2010

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24663 Mound Road
Warren, MI  48091
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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

586-486-5308

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

James Juliano, a member of our Board of Directors, has extended a One Hundred Thousand Dollars ($100,000) loan to us bearing interest at five percent (5.00%) per annum.  The loan is crtical allowing us to continue operations and file our Form 10-K on time. The note is payable in full on February 21, 2011.  The note is secured by all of our intellectual property. The note may be converted into our shares of common stock at a price of $.06 per share or in the event we undertake a $1,000,000 public offering.

Item 7.01 Regulation FD Disclosure

On December 21, 2010, our Board approved new term sheets for proposed new investment from five individual investors for a total investment of $2.4 million.  The term sheets were submitted by:  Steven Bull, Scott Cipa, John Salpietra, Joseph Nirta and James Juliano.  Messrs. Nirta and Juliano are members of our Board of Directors.  Mr. Salpietra is the holder of our $600,000 promissory note.  If consummated, the proceeds of the investment will be used to retire debt and fund ongoing operations.

The investors propose to acquire convertible preferred shares from us at $1,000 per share.  The preferred shares are convertible into our common stock at $.06 per share.  The preferred shares will accrue cumulative dividends at 5%.  The shares will have piggyback registration rights.  Messrs. Nirta and Juliano will each will have the right to appoint a director to our Board for a period of three years.

The material conditions of the term sheets include the following conditions:  a) approval by our shareholders of a 1 for 5 reverse stock split while retaining 90 million authorized common shares in our articles of incorporation, b) settlement of ninety percent of our outstanding debt for no more than $750,000, c) extension of Mr. Salpietra’s promissory note for one year, d) granting Mr. Salpietra the ability to convert his note into our common stock at $.06 per share, e) Messrs. Nirta and Juliano will each be entitled to a breakup fee of $150,000 if we subsequently terminate the terms sheets, and f) the investment is subject to the parties reaching a definitive agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.89	December 21, 2010 James Juliano Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE:  December 23, 2010                                                By:/s/ Daniel V. Iannotti
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Daniel V. Iannotti
Vice President, General Counsel and
Secretary